SCHEDULE 14C
(RULE 14C-101)
INFORMATION REQUIRED IN INFORMATION STATEMENT
SCHEDULE 14C INFORMATION
INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. _______)

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Ivy Funds
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IVY FUNDS
Delaware Ivy Core Bond Fund
(formerly, Delaware Ivy Securian Core Bond Fund)

100 Independence, 610 Market Street
Philadelphia, PA 19106-2354

INFORMATION STATEMENT
This Information Statement is being furnished on behalf of the Board of Trustees (“Trustees” or “Board”) of Ivy Funds (“Trust”) to inform shareholders of the Delaware Ivy Core Bond Fund (the “Fund”) about recent changes related to the Fund’s sub-advisory arrangement.  The changes were approved by the Board on the recommendation of the Fund’s investment manager, Delaware Management Company (“DMC” or the “Manager”), without shareholder approval as is permitted by an order of the U.S. Securities and Exchange Commission (“SEC”).  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
A Notice of Internet Availability of Information Statement relating to this Information Statement (“Notice”) was mailed beginning on or about October 28, 2022 to shareholders of record of the Fund as of October 19, 2022 (the “Record Date”).  The Information Statement is available on the Fund’s website at delawarefunds.com/literature on or about October 28, 2022 until at least January 31, 2023. A paper or e-mail copy of the Information Statement may be obtained, without charge, by contacting your participating securities dealer or other financial intermediary or, if you own Fund shares directly through the Fund’s service agent, by calling the Fund’s service agent toll free at 800 523-1918.
INTRODUCTION
DMC has received “manager-of-managers” relief from the U.S. Securities and Exchange Commission (“SEC”) and the Fund’s shareholders have authorized the Fund to rely on the relief.  Pursuant to that manager of managers authority, DMC, subject to approval by the Board, is permitted to hire, terminate, or replace sub-advisors who are affiliated or unaffiliated with the Trust or DMC, and to enter into and modify material terms and conditions of the related sub-advisory agreements without shareholder approval. Section 15(a) of the Investment Company Act of 1940, as amended (the “1940 Act”), generally requires that the shareholders of a mutual fund approve an agreement pursuant to which a person serves as investment advisor or sub-advisor of the fund.

In order to use the manager of managers authority, DMC and certain affiliates requested and received an exemptive order from the SEC on January 17, 2017 (the “SEC Order”).  The SEC Order exempts DMC and other affiliates from certain of the shareholder approval requirements of Section 15(a) of the 1940 Act and allows the Board, subject to certain conditions, to appoint new sub-advisors and approve new sub-advisory agreements on behalf of the Trust without shareholder approval.  DMC has ultimate responsibility (subject to oversight by the Board) to supervise the sub-advisors and recommend the hiring, termination, and replacement of the sub-advisors to the Board.

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The Trust and DMC have agreed to comply with certain conditions when acting in reliance on the relief granted in the SEC Order. These conditions require, among other things, that within ninety (90) days of hiring a new sub-advisor, the affected fund will notify the shareholders of the fund of the changes. The Notice provides such notice of the changes, and this Information Statement presents additional details regarding such changes.

THE SUB-ADVISOR REPLACEMENT

At a meeting held on March 1-3, 2022 (the “Meeting”), the Board, including a majority of the Trustees who are not “interested persons” of the Trust or of DMC (the “Independent Trustees”), approved the termination of Securian Asset Management, Inc. (“Securian”) as the Fund’s sub-advisor in connection with DMC’s appointment of two members of its US Multisector Fixed Income Team (the “Multisector Team”) to manage the Fund on a day-to-day basis. As part of the transition, the Board approved changes to the Fund’s name and certain investment policies to accommodate the investment strategy and process of the Multisector Team while maintaining the Fund’s intermediate core fixed income focus.  The Board also authorized the use of Macquarie Investment Management Austria Kapitalanlage AG (“MIMAK”), Macquarie Investment Management Europe Limited (“MIMEL”), and Macquarie Investment Management Global Limited (“MIMGL”), each of which is an affiliate of DMC (each an “Affiliated Sub-Advisor” and collectively, the “Affiliated Sub-Advisors”) and part of Macquarie Asset Management (“MAM”), the marketing name for certain companies comprising the asset management division of Macquarie.  Each of the Affiliated Sub-Advisors provide discretionary investment management services under existing sub-advisory agreements previously approved by the Board (each a “Sub-Advisory Agreement” and collectively, the “Sub-Advisory Agreements”) as part of the MAM Public Investments’ global fixed income platform.  Pursuant to these changes, the Multisector Team and the Affiliated Sub-Advisors began managing the Fund effective July 29, 2022.

THE INVESTMENT MANAGER
The Manager is located at 100 Independence, 610 Market Street, Philadelphia, PA 19106-2354, and is a series of Macquarie Investment Management Business Trust, which is an indirect subsidiary of Macquarie Management Holdings, Inc. (“MMHI”), which in turn is an indirect subsidiary, and subject to the ultimate control, of Macquarie Group Limited (“Macquarie”).  The Manager is registered as an investment advisor with the SEC under the Investment Advisers Act of 1940, as amended.
The Manager provides investment advisory services to the Fund pursuant to an investment management agreement dated April 30, 2021 between the Trust and the Manager, as amended (the “Management Agreement”).  The Management Agreement was most recently renewed by the Board, including a majority of the Independent Trustees, at a meeting held on August 9-11, 2022. The Trust employs the Manager to generally manage the investment and reinvestment of the assets of the Fund.  In so doing, the Manager may hire one or more sub-advisors to carry out the investment program of the Fund, subject to the approval of the Board. The Manager continuously reviews and supervises the investment program of the Fund. The Manager furnishes regular reports to the Board regarding the investment program and performance of the Fund.

Pursuant to the Management Agreement, the Manager has full discretion and responsibility, subject to the overall supervision of the Board, to select and contract with one or more investment sub-advisors, to manage the investment operations and composition of the
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Fund, and to render investment advice for the Fund, including the purchase, retention, and disposition of investments, securities, and cash held by the Fund. The Management Agreement obligates the Manager to implement decisions with respect to the allocation or reallocation of the Fund’s assets among one or more current or additional sub-advisors, and to monitor the sub-advisors’ compliance with the Fund’s investment objective(s), policies, and restrictions. Under the Management Agreement, the Trust will bear the expenses of conducting its business. In addition, the Manager pays the salaries of all officers and Trustees of the Trust who are officers, directors, or employees of the Manager or its affiliates.

As compensation for the services rendered under the Investment Management Agreement, the Fund pays the Manager an annual management fee as a percentage of average daily net assets as described in Exhibit A. Exhibit A also describes investment management fees paid to the Manager by the Fund during the last fiscal year. For the fiscal year ended March 31, 2022, the Manager paid Securian investment sub-advisory fees of $3,094,578. For the fiscal year ended March 31, 2022, the annualized investment sub-advisory fees as a percentage of the Fund’s average daily net assets were 0.2848%.

The key executives and each trustee of the Manager and their principal occupations are: Shawn K. Lytle, Trustee and President; John Leonard, Executive Vice President, Global Head of Equities; Brett Lewthwaite, Executive Vice President, Global Head of Fixed Income; David F. Connor, Trustee and Senior Vice President/General Counsel/Secretary; Richard Salus, Senior Vice President, Global Head of Fund Services; David Brenner, Senior Vice President, Chief Administration Officer; Neil Siegel, Senior Vice President, Chief Marketing and Product Officer; Michael F. Capuzzi, Senior Vice President, U.S. Chief Operations Officer; Stephen Hoban, Chief Financial Officer; and Brian L. Murray, Senior Vice President, Global Chief Compliance Officer. The address of each person listed is 100 Independence, 610 Market Street, Philadelphia, PA 19106-2354.

AFFILIATED SUB-ADVISERS
DMC uses Macquarie’s global fixed income investment platforms in providing advisory, trading and other services to the Delaware Funds complex.  At a meeting held on January 12, 2021, the Board previously approved the use of the Affiliated Sub-Advisors on the global fixed income investment platform for the Fund.  Below is a brief description of Macquarie’s global fixed income investment platform and the Affiliated Sub-Advisors.
DMC uses MIMAK, MIMEL and MIMGL to provide portfolio management and trading services, as well as to share investment research and recommendations, to the Delaware Funds’ fixed income funds (the “Delaware Fixed Income Funds”).  The global fixed income investment platform includes offices in Philadelphia (DMC), Sydney (MIMGL), London (MIMEL) and Vienna (MIMAK), which provide 24-hour coverage across the three major market time zones (Australasia, Europe, Americas) and collaboration on all major fixed income asset classes presently managed by all four locations.  DMC believes that this global coverage is beneficial for the Delaware Fixed Income Funds, as it translates into potentially more resources and diversity of viewpoints to assist in the management of the Funds.  DMC collaborates across locations and is able to delegate to its affiliates specific execution of the Delaware Fixed Income Funds’ strategy from time to time in its sole discretion, although DMC and the Delaware Fixed Income Funds’ named portfolio managers are responsible for driving the Funds’ strategy and investment process and remain primarily responsible for the day-to-day management of each Fund.  DMC believes the ability to utilize its global affiliates in this manner enables DMC’s portfolio managers to leverage the capabilities of the broader MAM PI organization and to take
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advantage of its affiliates’ expertise and location in Austral-Asian, European or British financial markets, as well as the affiliates’ access to research and investment ideas that may be unique to or influenced by those financial markets.  Utilizing local traders in the applicable time zone, or closer to the applicable time zone, provides benefits such as efficiencies, access to relationships those traders may have with local market participants and more nimble execution and reactivity to information that may impact the region.
Macquarie Investment Management Austria Kapitalanlage AG. MIMAK, located at Kaerntner Strasse 28, 1010 Vienna, Austria, is an affiliate of DMC and a part of Macquarie Asset Management (“MAM”). MAM is the marketing name for certain companies comprising the asset management division of Macquarie. As of September 30, 2022, MAM managed more than $192.2 billion in assets for institutional and individual clients.
MIMAK discharges its responsibilities subject to the oversight and supervision of the Manager. MIMAK is compensated out of the fees that the Manager receives from the Fund. There will be no increase in the advisory fees paid by the Fund to the Manager as a consequence of the implementation of MIMAK’s Sub-Advisory Agreement. The fees paid by the Manager to MIMAK depend upon the fee rates negotiated by the Manager and approved by the Board and on the percentage of the Fund’s assets allocated to MIMAK by the Manager. In accordance with procedures adopted by the Board, MIMAK may effect Fund portfolio transactions through an affiliated broker/dealer and the affiliated broker/dealer may receive brokerage commissions in connection therewith as permitted by applicable law. The MIMAK Sub-Advisory Agreement is dated May 30, 2019, as amended.

 MIMAK serves as sub-adviser for the fixed income funds within the Delaware Funds by Macquarie® and Optimum Fund Trust that do not invest primarily in US municipal securities as part of the global fixed income platform.
The names and principal occupations of the principal executive officers and/or directors of MIMAK are listed below. The address of each principal executive officer and/or director listed below, as it relates to the person’s position with MIMAK, is Kaerntner Strasse 28, 1010 Vienna, Austria:

Name	Position
Rene Kreisl	Chief Compliance Officer and Director
Gerhard Aigner	Chief Executive Officer and Director
Konrad Kontriner	Director

Macquarie Investment Management Europe Limited. MIMEL, located at 28 Ropemaker Street, London, England, is an affiliate of DMC and a part of MAM.
MIMEL discharges its responsibilities subject to the oversight and supervision of the Manager. MIMEL is compensated out of the fees that the Manager receives from the Fund. There will be no increase in the advisory fees paid by the Fund to the Manager as a consequence of the implementation of MIMEL’s Sub-Advisory Agreement. The fees paid by the Manager to MIMEL depend upon the fee rates negotiated by the Manager and approved by the Board and on the percentage of the Fund’s assets allocated to MIMEL by the Manager. In accordance with procedures adopted by the Board, MIMEL may effect Fund portfolio transactions through an affiliated broker/dealer and the affiliated broker/dealer may receive brokerage commissions in connection therewith as permitted by applicable law. The MIMEL Sub-Advisory Agreement is dated May 30, 2019, as amended.

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MIMEL serves as sub-adviser for the fixed income funds within the Delaware Funds by Macquarie and Optimum Fund Trust that do not invest primarily in US municipal securities as part of the global fixed income platform.
The names and principal occupations of the principal executive officers and/or directors of MIMEL are listed below. The address of each principal executive officer and/or director listed below, as it relates to the person’s position with MIMEL, is 28 Ropemaker Street, London, England:
Name	Position
Adam Lygoe	Director
Christopher Hamilton	Director
William Colvin	Chief Compliance Officer
Alexandre Clamen	Director

Macquarie Investment Management Global Limited. MIMGL, located at 50 Martin Place, Sydney, Australia, is an affiliate of DMC and a part of MAM.
MIMGL discharges its responsibilities subject to the oversight and supervision of the Manager. MIMGL is compensated out of the fees that the Manager receives from the Fund. There will be no increase in the advisory fees paid by the Fund to the Manager as a consequence of the implementation of MIMGL’s Sub-Advisory Agreement. The fees paid by the Manager to MIMGL depend upon the fee rates negotiated by the Manager and approved by the Board and on the percentage of the Fund’s assets allocated to MIMGL by the Manager. In accordance with procedures adopted by the Board, MIMGL may effect Fund portfolio transactions through an affiliated broker/dealer and the affiliated broker/dealer may receive brokerage commissions in connection therewith as permitted by applicable law. The MIMGL Sub-Advisory Agreement is dated May 30, 2019, as amended.

  MIMGL serves as sub-adviser for the fixed income funds within the Delaware Funds by Macquarie and Optimum Fund Trust that do not invest primarily in US municipal securities as part of the global fixed income platform and for the equity funds within the Delaware Funds by Macquarie® as part of the global equity platform, pursuant to which MIMGL and another affiliate place trades for certain equity funds managed by DMC.  In addition, MIMGL may provide quantitative support to those equity funds from time to time.
The names and principal occupations of the principal executive officers and/or directors of MIMGL are listed below. The address of each principal executive officer and/or director listed below, as it relates to the person’s position with MIMGL, is 50 Martin Place, Sydney, Australia:
Name	Position
Brett Lewthwaite	Director
Bruce Terry	Director
Rajiv Gohil	Director
Scot Thompson	Director
Patrick Ling	Chief Legal Officer
Caroline Marull	Director
Lee Binks	Chief Compliance Officer

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THE SUB-ADVISORY AGREEMENTS

The Sub-Advisory Agreements were previously approved by the Board. Under the Sub-Advisory Agreements, and in accordance with applicable laws and regulations, MIMAK, MIMEL and MIMGL agree to provide DMC with all books and records relating to the transactions each executes and render for presentation to the Board such reports as the Board may reasonably request.  The Sub-Advisory Agreements provide for DMC to pay the Affiliated Sub-Advisors a fee based on the extent to which an Affiliated Sub-Advisor provides services to the Funds. To the extent applicable, the Affiliated Sub-Advisors are compensated from the fees that DMC receive from the Fund.

A Sub-Advisory Agreement may be terminated at any time, without the payment of a penalty, by: (i) DMC with written notice to the Affiliated Sub-Advisor; (ii) the Trust pursuant to action by the Board or pursuant to the vote of a majority of the outstanding voting securities of its Fund, with written notice to the applicable Affiliated Sub-Advisor; or (iii) an Affiliated Sub-Advisor with written notice to DMC and the Trust, each on not less than 60 days’ notice to the required parties.

The Sub-Advisory Agreements provide that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of its duties, each of the Affiliated Sub-Advisors, any of their affiliates, or any of their controlling persons, members, officers, directors, employees or agents, will not be liable for any action or omission connected with rendering services, or for any losses that may be sustained in connection with its activities as a sub-advisor to the Fund.

THE MANAGER’S RECOMMENDATION AND THE BOARD’S CONSIDERATIONS REGARDING THE SUB-ADVISORY AGREEMENTS

Information regarding the Board’s considerations regarding the approval of the Sub-Advisory Agreements was provided in a previous information statement filed with the SEC on August 3, 2021 and a notice of the internet availability of the information statement was sent to shareholders.  A copy of the information relating to the Board’s considerations is attached as Exhibit B.

GENERAL INFORMATION
Distributor

The Fund’s distributor, Delaware Distributors, L.P. (“Distributor”), located at 100 Independence, 610 Market Street, Philadelphia, PA 19106-2354, serves as the national distributor of the Fund’s shares under an amended and restated Distribution Agreement dated April 30, 2021. The Distributor is an affiliate of the Manager and bears all of the costs of promotion and distribution, except for payments by the retail class shares under their respective Rule 12b-1 Plans. The Distributor is an indirect subsidiary of MMHI, and, therefore, of Macquarie. The Distributor has agreed to use its best efforts to sell shares of the Fund. Shares of the Fund are offered on a continuous basis by the Distributor and may be purchased through authorized investment dealers or directly by contacting the Distributor or the Trust. The Distributor also serves as the national distributor for the Delaware Funds. The Board annually reviews fees paid to the Distributor.

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Transfer Agent, Administrator, and Fund Accountant

Delaware Investments Fund Services Company (“DIFSC”), located at 100 Independence, 610 Market Street, Philadelphia, PA 19106-2354, serves as the Trust’s shareholder servicing, dividend disbursing, and transfer agent. DIFSC provides fund accounting and financial administration oversight services to the Fund. Those services include overseeing the Fund’s pricing process, the calculation and payment of Fund expenses, and financial reporting in shareholder reports, registration statements, and other regulatory filings. Additionally, DIFSC manages the process for the payment of dividends and distributions and the dissemination of Fund net asset values and performance data.  DIFSC is an affiliate of the Manager, and is an indirect subsidiary of MMHI and, therefore, of Macquarie.

The Bank of New York Mellon, located at 240 Greenwich Street, New York, NY 10286-0001, provides fund accounting and financial administration services to the Fund. Those services include performing functions related to calculating the Fund’s net asset value and providing financial reporting information, regulatory compliance testing and other related accounting services.

Payments to Affiliated Brokers

During the last fiscal year, the Fund did not pay commissions to an affiliated broker.

Shares Outstanding

The table in Exhibit C shows, as of the Record Date, as to each class of the Fund, the number of shares outstanding.

Record of Beneficial Ownership

As of September 30, 2022, the Manager believes that there were no beneficial owners holding 5% or more of the total outstanding shares of any Class of shares of the Fund other than shown in Exhibit D. As of September 30, 2022, the Manager believes that the Fund’s officers and Trustees directly owned less than 1% of the outstanding shares of each Class of the Fund.

Householding

Only one copy of the Notice may be mailed to households, even if more than one person in a household is a shareholder of record of the Fund as of the Record Date, unless the Trust has received instructions to the contrary. Additional copies of the Notice or copies of the Information Statement may be obtained, without charge, by contacting your participating securities dealer or other financial intermediary or, if you own Fund shares directly through the Fund’s service agent, by calling the Fund’s service agent toll free at 800 523-1918. If you do not want the mailing of the Notice or the Information Statement, as applicable, to be combined with those for other members of your household in the future, or if you are receiving multiple copies and would rather receive just one copy for the household, please contact your participating securities dealer or other financial intermediary or, if you own Fund shares directly through the Fund’s service agent, by calling the Fund’s service agent.

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Financial Information

Shareholders can obtain a copy of the Fund’s most recent Annual and Semiannual Reports, without charge, by contacting their participating securities dealer or other applicable financial intermediary or, if a shareholder owns Fund shares directly through the Fund's service agent, by calling the Fund’s service agent toll free at 800 523-1918.
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EXHIBIT A

As compensation for services rendered under the Investment Management Agreement, the Manager is entitled to receive an annual fee equal to the following percentage rates of the average daily net assets of the Fund:

Fund	Management Fee (annual rate as a percentage of average daily net assets)
Delaware Ivy Core Bond Fund
0.525% of net assets up to $500 million
0.50% of net assets over $500 million and up to $1 billion
0.45% of net assets over $1 billion and up to $1.5 billion
0.40% of net assets over $1.5 billion and up to $5 billion
0.395% of net assets over $5 billion and up to $10 billion
0.39% of net assets over $10 billion

During the fiscal year ended March 31, 2022, the Fund paid the following investment management fees to the Manager:

Fund	Management Fees Paid
Delaware Ivy Core Bond Fund	$5,505,131 earned $4,322,665 paid $1,237,115 waived
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EXHIBIT B

At a meeting held on January 12, 2021 (the “Meeting”), the Board, including the Board’s Independent Trustees, considered and unanimously approved the advisory agreements between the Trusts, on behalf of each Fund, and DMC (the “DMC Advisory Agreements”). The Board also determined to recommend that shareholders of each Fund approve the proposed DMC Advisory Agreements. The Board’s Independent Trustees reviewed the approval of the DMC Advisory Agreement in executive sessions with their independent legal counsel at which no representatives of DMC or Ivy Investment Management Company, the Funds former principal investment advisor (“IICO”), were present. In voting their approval of the proposed Management Agreement at the Meeting, the Board relied on an order issued by the SEC in response to the impacts of the COVID-19 pandemic that provided temporary relief from the in-person meeting requirements under Section 15 of the 1940 Act.
Background for the Board Approvals. At a meeting held on December 17, 2020, representatives of Waddell & Reed Financial, Inc. (“WDR”), IICO and DMC met with the Board to discuss the merger agreement with Macquarie, pursuant to which Macquarie would acquire WDR. The Independent Trustees were advised that the Transaction, if completed, would constitute a change of control event and result in the termination of the IICO investment advisory agreements. The Independent Trustees were also advised that it was proposed that DMC, a wholly-owned subsidiary of Macquarie, would serve as the investment adviser to each Fund after the closing of the Transaction and that the Board would be asked to consider approval of the terms and conditions of the DMC Advisory Agreements with DMC and thereafter to submit the DMC Advisory Agreements to each Fund’s shareholders for approval.
In anticipation of the Transaction, the Trustees met at a series of subsequent meetings on January 6, 2021, January 9, 2021, and January 12, 2021, which included meetings of the full Board and separate meetings of the Independent Trustees for the purposes of considering, among other things: whether it would be in the best interests of each Fund and its respective shareholders to approve the DMC Advisory Agreements; and the anticipated impacts of the Transaction on the Funds and their shareholders (each, a “Board Meeting”). During each of these Board Meetings, the Board sought additional and clarifying information as they deemed necessary or appropriate. In this connection, the Independent Trustees worked with their independent legal counsel to prepare formal due diligence requests (the “Diligence Requests”) that were submitted to DMC. The Diligence Requests sought information relevant to the Boards’ consideration of the DMC Advisory Agreements and distribution arrangements, and other anticipated impacts of the Transaction on the Funds and their shareholders. DMC provided documents and information in response to the Diligence Requests (the “Response Materials”). Senior management representatives of DMC, WDR and IICO participated in a portion of each Board Meeting and addressed various questions raised by the Board. Throughout the process, the Independent Trustees were assisted by their independent legal counsel, who advised them on, among other things, their duties and obligations relating to their consideration of the DMC Advisory Agreements.
The Board’s evaluation of the DMC Advisory Agreements reflected the information provided specifically in connection with its review of the DMC Advisory Agreements, as well as, where relevant, information that was previously furnished to the Board in connection with the most recent renewal of the IICO investment advisory agreements at a meeting of the Board on August 11-12, 2020 (“2020 15(c) Board Meeting”) and at other subsequent Board meetings in 2020. The Board’s evaluation of the DMC Advisory Agreements also reflected the knowledge gained as Trustees of the Funds with respect to services provided by IICO and its affiliates.
The Board’s approvals and recommendations were based on their determination, within their business judgment, that it would be in the best interests of each Fund and the Fund’s respective shareholders, for DMC to provide investment advisory services to the Funds, following the closing of the Transaction.
Factors Considered in Approving the Proposed DMC Advisory Agreements. In connection with the Board’s consideration of the DMC Advisory Agreements, DMC and IICO advised the Board about a variety of matters, including the following:

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•
The nature, extent, and quality of the services to be provided to the Funds by DMC post-Transaction are expected to be of at least the same level as the services currently provided to the Funds by IICO.

•	DMC’s stated commitment to maintaining and enhancing the Ivy Fund Complex shareholder experience.
•	DMC does not propose changes to the investment objective(s) of any Funds.
•	The DMC Advisory Agreement do not change any Fund’s contractual advisory fee rate.
•
The portfolio managers and portfolio management teams at IICO that manage the Funds are expected to continue to do so post-Transaction as employees of Macquarie, if they choose to become employees of Macquarie.

•	DMC proposes that the same Unaffiliated Sub-Advisors be retained post-Transaction.
•	DMC may utilize certain Affiliated Sub-Advisors to leverage Macquarie’s global equity and/or global fixed income investment platform in providing advisory, trading and other services to the Funds.
•
Delaware Distributors, L.P.’s (“DDLP”) distribution capabilities, including its significant network of intermediary relationships, which may provide additional opportunities for the Funds to grow assets and lower fees and expenses through increased economies of scale.

•	The support expressed by the current senior management team at IICO for the Transaction and IICO’s recommendation that the Board approve the DMC Advisory Agreements.
•
The commitments of Macquarie and WDR to bear all of the direct expenses of the Transaction, including all legal costs and costs associated with the proxy solicitation, regardless of whether the Transaction is consummated.

•	In addition to the matters noted above, in their deliberations regarding approval of the DMC Advisory Agreements, the Board considered the factors discussed below, among others.
The Nature, Extent, and Quality of Services Expected to be Provided by DMC. The Board received and considered information regarding the nature, extent and quality of services expected to be provided by DMC. In evaluating the nature, extent and quality of services to be provided by DMC, the Board considered information provided by DMC regarding its advisory services, investment philosophy and process, investment management capabilities, business and operating structure, scale of operations, leadership and reputation, distribution capabilities, and financial condition (both pre- and post-Closing). The Board also considered the capabilities, resources, and personnel of DMC, including senior and other personnel of IICO who had been extended offers to join DMC, in order to determine whether DMC is capable of providing the same level of investment management services currently provided to each Fund, and also considered the transition and integration plans to move management of the Funds to DMC. The Board recognized that the IICO personnel who had been extended offers may not accept such offers and personnel changes may occur in the future in the ordinary course. The Board also considered the policies and practices of DMC regarding the selection of broker/dealers and the execution of portfolio transactions. The Board considered the resources and infrastructure that DMC intends to devote to its compliance program to ensure compliance with applicable laws and regulations as well as DMC’s commitment to those programs. The Board also considered the resources that DMC has devoted to its risk management program and cybersecurity program. The Board also reviewed information provided by DMC related to its business, legal, and regulatory affairs. This review considered the resources available to DMC to provide the services specified under the DMC Advisory Agreements. The Board considered DMC’s financial condition, including the financing of the Transaction, and noted that DMC is expected to be able to provide a high level of service to the Funds and continuously invest and re-invest in its business.  Finally, the Board considered that, following the Transaction, there is not expected to be any diminution in the nature, quality and extent of services provided to the Funds and their shareholders by DMC compared to those currently provided by IICO.
The Board considered that, while it was proposed that DMC would become the investment adviser to the Funds, the same portfolio managers and portfolio management teams at IICO that manage Funds are expected to continue to do so after the Transaction as employees of Macquarie if they choose to become employees of Macquarie. The Board determined that they had considered the qualifications of the portfolio managers at IICO at the 2020 15(c) Board Meeting.
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The Board considered that certain Funds would continue to operate in a manager-of-managers structure post-Transaction, with expanded relief provided that Fund shareholders approved relying on DMC’s manager-of-managers relief. The Board considered that DMC’s experience in allocating assets to, and overseeing the advisory services of, its sub-advisers, was similar to IICO’s role in allocating assets to and overseeing the advisory services provided by the current sub-advisers to the Funds, as applicable.  The Board considered that DMC may utilize certain affiliated sub-advisors to leverage Macquarie’s global equity and/or global fixed income investment platform in providing advisory, trading and other services to the Funds.
The Board considered that the terms and conditions of the DMC Advisory Agreements are substantially similar to the terms and conditions of the IICO investment advisory agreements.
After review of these and other considerations, the Board concluded that DMC will be capable of providing investment advisory services of the same high quality as the investment advisory services provided to the Funds by IICO, and that these services are appropriate in nature and extent in light of the Funds’ operations and investor needs.
Performance of the Funds. With respect to the performance of the Funds, the Board considered their review at the 2020 15(c) Board Meeting of peer group and benchmark investment performance comparison data relating to each Fund’s long-term performance record for similar accounts. The Board considered that information reviewed at the 2020 15(c) Board Meeting would be relevant given that the Funds are expected to retain their current portfolio managers, portfolio management teams or unaffiliated Sub-Advisors. Based on information presented to the Board at the 2020 15(c) Board Meeting and its discussions with DMC, the Board concluded that DMC is capable of generating a level of long-term investment performance that is appropriate in light of each Fund’s investment objectives, strategies and restrictions.
Fees to Be Paid to DMC and Expenses of the Funds. The Board considered that they had reviewed each Fund’s existing advisory fee rate at the 2020 15(c) Board Meeting. The Board considered that the DMC Advisory Agreements do not change any Fund’s contractual advisory fee rate.  The Board also considered that DMC and IICO had represented to the Board that they will use their best efforts to ensure that they and their respective affiliates do not take any action that imposes an “unfair burden” on the Funds as a result of the Transaction or as a result of any express or implied terms, conditions or understandings applicable to the change of control event, for so long as the requirements of Section 15(f) apply. The Board also considered a comparison of the proposed advisory fees to be paid by each Fund to the advisory fees paid by funds and other accounts managed by DMC. The Board concluded that the retention of DMC was unlikely to impose an unfair burden on the Funds’ because, after the Transaction, none of IICO, DMC, DDLP, or any of their respective affiliates, would be entitled to receive any compensation directly or indirectly (i) from any person in connection with the purchase or sale of securities or other property to, from, or on behalf of the Funds (other than ordinary fees for bona fide principal underwriting services), or (ii) from the Funds or their shareholders for other than bona fide investment advisory or other services. Based on its review, the Board determined, with respect to each Fund, that DMC’s advisory fee is fair and reasonable in light of the nature, extent and quality of services to be provided to the Fund under the DMC Advisory Agreements.
Extent to Which DMC May Realize Economies of Scale as the Funds Grow Larger and Whether Fee Levels Reflect These Economies of Scale for the Benefit of the Funds’ Shareholders. The Board considered potential or anticipated economies of scale in relation to the services DMC would provide to each Fund. The Board considered that the DMC Advisory Agreements include the same advisory fee breakpoints for the same Funds as the IICO investment advisory agreements. The Board also considered DMC’s representation that the significant increase in its assets under management post-Transaction may reasonably be expected to enable the new combined firm to reach greater economies of scale in a shorter time frame. The Board also considered DMC’s representation that it expected to realize economies of scale in connection with the operation of the Funds, specifically by achieving operational efficiencies, cost synergies and possible consolidation of service providers and vendors. The Board noted that they will have the opportunity to periodically re-examine whether a Fund or the respective Trust has
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achieved economies of scale, and the appropriateness of investment advisory fees payable to DMC, in the future.
Profits to be Realized by DMC and its Affiliates from Their Relationship with the Trusts. The Board considered the benefits DMC and its affiliates may derive from their relationship with the Funds. The Board also considered information on DMC’s profitability that was provided to the board of trustees of the Delaware Funds by Macquarie® complex in connection with their most recent 15(c) process. The Board considered DMC’s representation that the fully integrated Ivy Fund Complex, including investments to support ongoing growth, was expected to have an overall marginally positive impact on DMC’s overall financial profitability. The Board considered that the expected profitability of DMC and its affiliates was not excessive in light of the nature, extent and quality of the services to be provided to each Fund. The Board noted the difficulty of accurately projecting profitability under the current circumstances and noted that they would have the opportunity to give further consideration to DMC’s profitability with respect to the Funds at the end of the initial two-year term of the DMC Advisory Agreements.
Fall-Out Benefits to DMC and its Affiliates. The Board considered the possible fall-out benefits and other types of benefits that may accrue to DMC and its affiliates. The Board noted that the Transaction provides DMC and its affiliates the opportunity to deliver investment products and services to the WDR network.  The Board considered that the Transaction, if completed, would significantly increase DMC’s assets under management and expand DMC’s investment capabilities and relationships with certain wealth management intermediaries. Specifically, the Board considered that upon completion of the Transaction, Macquarie has agreed to sell WDR’s wealth management platform to LPL Financial Holdings Inc.  This increased size and diversification could facilitate DMC’s continued investment in its business and products, which DMC would be able to leverage across a broader base of assets. DMC also would be able to use trading commission credits from the Funds’ transactions in securities to “purchase” third-party research and execution services to support its investment process. Based on their review, the Boards determined that any “fall-out” benefits and other types of benefits that may accrue to DMC are fair and reasonable.
Conclusions. Based on the foregoing and other relevant considerations, at the January 2021 Meeting, the Board, including a majority of the Independent Trustees, acting within their business judgment, (1) concluded that the terms of the DMC Advisory Agreements are fair and reasonable and that approval of the DMC Advisory Agreements is in the best interests of each Fund and its respective shareholders, (2) voted to approve the DMC Advisory Agreements, and (3) voted to recommend approval of the DMC Advisory Agreement by shareholders of the Funds. The Board evaluated all information available to them on a Fund-by-Fund basis and their determinations were made separately in respect of each Fund. The Board noted some factors may have been more or less important with respect to any particular Fund and that no one factor was determinative of their decisions which, instead, were premised upon the totality of factors considered. In this connection, the Board also noted that different Board members likely placed emphasis on different factors in reaching their individual conclusions to vote in favor of the DMC Advisory Agreements and to recommend approval of the DMC Advisory Agreements by shareholders of the Funds.

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EXHIBIT C
NUMBER OF SHARES OUTSTANDING
As of the Record Date

Delaware Ivy Core Bond Fund Class	Shares Outstanding
Class A Class C Institutional Class Class R6 Class R Class Y	15,239,921.556 463,462.315 32,821,291.260 8,609,266.948 92,923.969 582,024.917 Total: 57,808,890.965

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EXHIBIT D
5% SHAREHOLDERS
AS OF SEPTEMBER 30, 2022

Fund/Share Class	Record/Beneficial Owner	Percentage
DELAWARE IVY CORE BOND FUND CLASS A	EDWARD D JONES AND CO FOR THE BENEFIT OF CUSTOMERS 12555 MANCHESTER ROAD ST LOUIS MO 63131-3710	11.40%
DELAWARE IVY CORE BOND FUND CLASS A	LPL FINANCIAL OMNIBUS CUSTOMER ACCOUNT ATTN LINDSAY OTOOLE 4707 EXECUTIVE DRIVE SAN DIEGO CA 92121	63.03%
DELAWARE IVY CORE BOND FUND CLASS C	AMERICAN ENTERPRISE INVESTMENT SVC 707 2ND AVE SOUTH MINNEAPOLIS MN 55402-2405	8.00%
DELAWARE IVY CORE BOND FUND CLASS C	LPL FINANCIAL OMNIBUS CUSTOMER ACCOUNT ATTN LINDSAY OTOOLE 4707 EXECUTIVE DRIVE SAN DIEGO CA 92121	31.07%
DELAWARE IVY CORE BOND FUND CLASS C	MID ATLANTIC TRUST COMPANY FBO RAILRUNNER NA INC 401(K) 1251 WATERFRONT PLACE, SUITE 525 PITTSBURGH PA 15222-4228	5.15%
DELAWARE IVY CORE BOND FUND CLASS C	RAYMOND JAMES OMNIBUS FOR MUTUAL FUNDS ATTN COURTNEY WALLER 880 CARILLON PARKWAY ST PETERSBURG FL 33713	22.06%
DELAWARE IVY CORE BOND FUND CLASS C	WELLS FARGO CLEARING SVCS LLC SPECIAL CUSTODY ACCT FOR THE EXCLUSIVE BENEFIT OF CUSTOMER 2801 MARKET ST SAINT LOUIS MO 63103-2523	8.51%
DELAWARE IVY CORE BOND FUND CLASS R	MID ATLANTIC TRUST COMPANY FBO C & E PLASTICS INC 401(K) 1251 WATERFRONT PLACE, SUITE 525 PITTSBURGH PA 15222-4228	95.11%
DELAWARE IVY CORE BOND FUND CLASS R6	BANK OF NEW YORK - MELLON CUST IVY WILSHIRE GLOBAL ALLOCATION MASTER ACCOUNT ATTN ADAM DEITZ 100 INDEPENDENCE 610 MARKET STREET 7TH FLOOR PHILADELPHIA PA 19103	85.46%
DELAWARE IVY CORE BOND FUND CLASS R6	EDWARD D JONES AND CO FOR THE BENEFIT OF CUSTOMERS 12555 MANCHESTER ROAD ST LOUIS MO 63131-3710	13.18%
DELAWARE IVY CORE BOND FUND CLASS Y	CHARLES SCHWAB & CO INC SPECIAL CUSTODY A/C FOR THE BENEFIT OF CUSTOMERS ATTN MUTUAL FUNDS	33.29%
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	211 MAIN ST SAN FRANCISCO CA 94105-1901
DELAWARE IVY CORE BOND FUND CLASS Y	MINNESOTA LIFE INSURANCE COMPANY 400 ROBERT ST N STE A SAINT PAUL MN 55101-2099	7.29%
DELAWARE IVY CORE BOND FUND CLASS Y	TIAA, FSB CUST/TTEE FBO: RETIREMENT PLANS FOR WHICH TIAA ACTS AS RECORDKEEPER ATTN: TRUST OPERATIONS 211 N BROADWAY STE 1000 SAINT LOUIS MO 63102-2748	50.01%
DELAWARE IVY CORE BOND FUND CLASS I	LPL FINANCIAL OMNIBUS CUSTOMER ACCOUNT ATTN LINDSAY OTOOLE 4707 EXECUTIVE DRIVE SAN DIEGO CA 92121	83.56%
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IVY FUNDS
Delaware Ivy Core Bond Fund
(formerly, Delaware Ivy Securian Core Bond Fund)

100 Independence, 610 Market Street
Philadelphia, PA 19106-2354
INFORMATION STATEMENT
NOTICE OF INTERNET AVAILABILITY
OF INFORMATION STATEMENT
This communication presents only an overview of the more complete Information Statement that is available to you on the Internet or by mail relating to the Delaware Ivy Core Bond Fund (the “Fund”), a series of the Ivy Funds (the “Trust”). We encourage you to access and review all of the important information contained in the Information Statement, available online at: delawarefunds.com/literature.
At a meeting held on March 1-3, 2022 (the “Meeting”), the Fund’s Board of Trustees (the Board”), including a majority of the Trustees who are not “interested persons” of the Trust or of Delaware Management Company (“DMC”), approved the termination of Securian Asset Management, Inc. (“Securian”) as the Fund’s sub-advisor in connection with DMC’s appointment of two members of its US Multisector Fixed Income Team (the “Multisector Team”) to manage the Fund on a day-to-day basis. As part of the transition, the Board approved changes to the Fund’s name and certain investment policies to accommodate the investment strategy and process of the Multisector Team while maintaining the Fund’s intermediate core fixed income focus.  The Board also authorized the use of Macquarie Investment Management Austria Kapitalanlage AG (“MIMAK”), Macquarie Investment Management Europe Limited (“MIMEL”), and Macquarie Investment Management Global Limited (“MIMGL”), each of which is an affiliate of DMC (each an “Affiliated Sub-Advisor” and collectively, the “Affiliated Sub-Advisors”) and part of Macquarie Asset Management Public Investments’ global fixed income platform, to provide discretionary investment management services under existing sub-advisory agreements previously approved by the Board (each a “Sub-Advisory Agreement” and collectively, the “Sub-Advisory Agreements”).  Pursuant to these changes, the Multisector Team and the Affiliated Sub-Advisors began managing the Fund effective July 29, 2022.
DMC is the investment manager to the Fund. DMC employs a “manager of managers” arrangement in managing the assets of the Trust. In connection therewith, the Trust and the Manager have received an exemptive order from the U.S. Securities and Exchange Commission (the “SEC Order”), which permits the Manager, with the approval of the Board, to hire, terminate, or replace sub-advisors who are affiliated or unaffiliated with the Trust or the Manager, and to enter into and modify material terms and conditions of the related sub-advisory agreements without shareholder approval.
A Notice of Internet Availability of Information Statement relating to this Information Statement (“Notice”) was mailed beginning on or about October 28, 2022 to shareholders of record of the Fund as of October 19, 2022 (the “Record Date”).  The Information Statement is available on the Fund’s website at delawarefunds.com/literature on or about October 28, 2022 until at least January 31, 2023. A paper or e-mail copy of the Information Statement may be obtained, without charge, by contacting your participating securities dealer or other financial intermediary or, if you own Fund shares directly through the Fund’s service agent, by calling the Fund’s service agent toll free at 800 523-1918.
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.